Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260157) and Form S-8 (No. 333-248894) of American Well Corporation of our report dated February 28, 2022 relating to the financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2022

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